EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-3052) of Varsity Group Inc. of our report dated March 6, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

March 25, 2002